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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                          6-1/8% SENIOR NOTES DUE 2015

                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF JANUARY 28, 2005

                                  BY AND AMONG

                           COVENTRY HEALTH CARE, INC.,

                                   AS ISSUER,

                                       AND

                              LEHMAN BROTHERS INC.,

                            CIBC WORLD MARKETS CORP.,

                             ABN AMRO INCORPORATED,

                         BANC OF AMERICA SECURITIES LLC,

                              WACHOVIA SECURITIES,

                                  BNP PARIBAS,

                            BNY CAPITAL MARKETS, INC.

                                       AND

                              PIPER JAFFRAY & CO.,

                            AS THE INITIAL PURCHASERS

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            This Registration Rights Agreement (this "AGREEMENT") is dated as of
January 28, 2005, by and among Coventry Health Care, Inc., a Delaware corporation (the "COMPANY") and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities, BNP Paribas, BNY Capital Markets, Inc. and Piper Jaffray & Co. (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 6-1/8 Senior Notes due 2015 (the "NOTES") pursuant to the Purchase Agreement (as defined below).

            This Agreement is made pursuant to the Purchase Agreement, dated January 21, 2005 (the "PURCHASE AGREEMENT"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated the date hereof (the "INDENTURE"), among the Company and Wachovia Bank, National Association, as Trustee (the "TRUSTEE"), relating to the Notes and the Exchange Notes (as defined below).

            The parties hereby agree as follows:

SECTION 1. DEFINITIONS

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            ACT: The U.S. Securities Act of 1933, as amended.

            AFFILIATE: As defined in Rule 144 of the Act.

            BROKER-DEALER: Any broker or dealer registered under the Exchange
Act.

            CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

            CLOSING DATE: The date of this Agreement.

            COMMISSION: The U.S. Securities and Exchange Commission.

            CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under an Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

            CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

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            EFFECTIVENESS DEADLINE: As defined in Section 3(a) hereof.

            EXCHANGE ACT: The U.S. Securities Exchange Act of 1934, as amended.

            EXCHANGE NOTES: The Company's 6-1/8% Senior Notes due 2015, registered under the Act, to be issued pursuant to the Indenture (a) in the Exchange Offer or (b) as contemplated by Section 4 hereof.

            EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

            EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

            EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and pursuant to Regulation S under the Act.

            FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

            HOLDERS: As defined in Section 2 hereof.

            INTEREST PAYMENT DATE: As defined in the Notes and the Exchange
Notes.

            PERSON: As defined in the Indenture.

            PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

            RECOMMENCEMENT DATE: As defined in Section 6(e) hereof.

            REGISTRATION DEFAULT: As defined in Section 5 hereof.

            REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

            REGULATION S: Regulation S promulgated under the Act.

            RULE 144: Rule 144 promulgated under the Act.

            SHELF REGISTRATION STATEMENT: As defined in Section 4(a) hereof.

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            SUSPENSION NOTICE: As defined in Section 6(e) hereof.

            TIA: The U.S. Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

            TRANSFER RESTRICTED SECURITIES: (a) Each Note, until the earliest to occur of (i) the date on which such Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer and is entitled to be resold to the public by such Person without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (iii) the date on which such Note is eligible to be distributed to the public pursuant to Rule 144 under the Act, and (b) each Exchange Note acquired by a Broker-Dealer in the Exchange Offer of a Note for such Exchange Note, until the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement.

SECTION 2. HOLDERS

            A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

            (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than 120 days after the Closing Date (such 120th day being the "FILING DEADLINE"), (ii) use their best efforts to cause such Exchange Offer Registration Statement to become effective no later than 180 days after the Closing Date (such 180th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and use all commercially reasonable efforts to Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (I) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and
(II) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any its Affiliates) as contemplated by Section 3(c) below.

            (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for

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a period of not less than (i) 20 business days or more than 45 days or (ii) if longer, the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to 30 Business Days after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter (such 30th business day being the "CONSUMMATION DEADLINE").

            (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

            Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company agrees to use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

            (a) Shelf Registration. If (i) due to applicable law or interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Exchange Offer as contemplated by Section 3 hereof (after the Company has complied with the procedures set forth in Section 6(a)(i) hereof); (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days

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following the date of the original issuance of the Notes or the Exchange Offer is not consummated within 210 days following the date of the original issuance of the Notes; (iii) any Initial Purchaser so requests with respect to Notes that are not eligible to be exchanged for Exchange Notes in the Exchange Offer and that are held by it following consummation of the Exchange Offer; (iv) any Holder (other than an Initial Purchaser) of Transfer Restricted Securities is not eligible to participate in the Exchange Offer or does not receive freely tradeable Exchange Notes in the Exchange Offer other than by reason of such Holder being an Affiliate of the Company (it being understood that the requirement that a participating Broker-Dealer deliver the Prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Notes shall not result in such Exchange Notes being not "freely tradeable"); or (v) in the case of any Initial Purchaser that participates in the Exchange Offer or acquires Exchange Notes from the Company as a result of its determination that it is not eligible to participate in the Exchange Offer with respect to any unsold Notes, such Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradeable"; and (y) the requirement that a participating Broker-Dealer delivers a Prospectus in connection with sales of Exchange Notes acquired in the Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradeable"), the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below.

            (b) If required pursuant to subsection (a) above,

                  (I) the Company shall, as promptly as practicable, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Notes or Exchange Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to Exchange Notes received by an Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                  (II) the Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years (as extended pursuant to Section 6(c)(i)hereof) from the date the

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      Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes or Exchange Notes covered thereby not being able to offer and sell such Notes or Exchange Notes during that period, unless (A) such action is required by applicable law; or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with Section 5 hereof from the day such Registration Default occurs until such Registration Default is cured.

                  (III) the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. By its acceptance of Transfer Restricted Securities, each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. ADDITIONAL INTEREST

            If (a) on or prior to the 120th day following the original issue date of the Notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (b) on or prior to the 180th day following the original issue date of the Notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (c) on or prior to the 210th day following the original issue date of the Notes, neither the Exchange Offer has been consummated nor the Shelf

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Registration Statement has been declared effective, or (d) after either the
Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, except as provided in Section 4(b)(II) hereof, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in this Agreement (each such event referred to in clauses (a) through (d), a "REGISTRATION DEFAULT"), interest ("ADDITIONAL INTEREST") will accrue on the principal amount of the Notes and the Exchange Notes (in addition to the stated interest on the Notes and Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.

            All accrued Additional Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes and the Exchange Notes. Notwithstanding the fact that any securities for which Additional Interest are due cease to be Transfer Restricted Securities, all obligations of the Company to pay Additional Interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

            (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (i) comply with all applicable provisions of
Section 6(c) below, (ii) use its best efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered Notes in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and
(iii) comply with all of the following provisions:

            (A) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (I) participating in telephonic conferences with the Commission staff, (II) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (III) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

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            (B) As a condition to its participation in the Exchange Offer, each
      Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (I) it is not an Affiliate of the Company, (II) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (III) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes will be required to acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (A) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective Registration Statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K

            (C) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (I) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (A) above, (II) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and
      (III) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (A) above, if applicable.

            (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:

                  (i) comply with all the provisions of Section 6(c) and (d) below and use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(c) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration

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Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

                  (ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

            (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                  (i) use its efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of, or facts surrounding, any proposed or pending material transaction or other material development involving the Company, the Company may allow a Shelf Registration Statement to fail to be effective or the Prospectus contained therein to be unusable as a result of such nondisclosure for up to ninety (90) days in any year during the two-year period of effectiveness required by Section 4 hereof;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of

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                                                                              10

distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two business days prior to such sale of Transfer Restricted Securities;

                  (iv) use all commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (v) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (vi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the registration statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

                  (vii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

            (d) Additional Provisions Applicable to Shelf Registration Statements and Certain Exchange Offer Prospectuses. In connection with each Shelf Registration Statement, and each Exchange Offer Registration Statement if and to the extent that an Initial Purchaser has notified the Company that it is a holder of Exchange Notes that are Transfer Restricted Securities (for so long as such Exchange Notes are Transfer Restricted Securities or for the period provided in Section 3 hereof, whichever is shorter), the Company shall:

                  (i) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) if any fact or event contemplated by Section 6(d)(i)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iii) furnish to each Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five business days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                  (iv) use all commercially reasonable efforts, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, to provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                  (v) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (vi) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (vii) furnish to each Holder in connection with such exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (viii) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (ix) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company shall:

            (A) upon request of any Holder, furnish (or in the case of paragraphs (2) and (3), use all commercially reasonable efforts to cause to be furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

            (1) a certificate, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Section 6(a)(iv) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

            (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering customary matters and such other matters as the selling Holders may reasonably request; and

            (3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 6(a)(v) and (vii) of the Purchase Agreement; and

            (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (ix);

                  (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject; and

                  (xi) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or
Section 15(d) of the Exchange Act.

            (e) Restrictions on Holders. Each Holder's acquisition of a Transfer Restricted Security constitutes such Holder's agreement that, upon receipt of the notice referred to in Section 6(d)(i)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(d)(i)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(d)(ii) hereof, or
(ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice shall be required to either (I) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession that have been replaced by the Company with a more recently dated Prospectus or (II) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectuses covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.

The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

            (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all reasonable fees and disbursements of counsel for the Company and one counsel for the Holders of Transfer Restricted Securities (which shall be Simpson Thacher & Bartlett LLP or such other counsel as may be selected by a majority of such Holders); (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

            The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

            (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Notes into in the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (who shall be Simpson Thacher & Bartlett LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared).

SECTION 8. INDEMNIFICATION

            (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities or judgments (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders

            (b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, and its respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company set forth in Section 8(a) hereof, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or (b) hereof (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and (b) hereof, a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified, pursuant to Section 8(a) hereof, and by the Company, in the case of parties indemnified, pursuant to
Section 8(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (A) effected with its written consent or (B) effected without its written consent if the settlement is entered into more than 20 business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (I) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (II) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

            (d) To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Holders, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Exchange Notes that are Transfer Restricted Securities, the sale of the Notes for which such Exchange Notes were exchanged) or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause 8(d)(i) but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The Company and, by its acquisition of Transfer Restricted Securities, each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

            The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (a) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (b) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. FUTURE SUBSIDIARY GUARANTEES

            If, prior to the Consummation of the Exchange Offer or prior to the effectiveness of the Shelf Registration Statement, as the case may be, any subsidiary of the Company executes a Subsidiary Guarantee in accordance with the terms and provisions of the Indenture, the Company shall cause such subsidiary to execute and deliver to the parties hereto a counterpart signature page to this Agreement and such subsidiary shall be bound by all the provisions of this Agreement as a "Guarantor."

SECTION 11. MISCELLANEOUS

            (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The

Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

            (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 11(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver of or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

            (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Initial Purchasers and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

            (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii) if to the Company, at the address set forth in the Purchase Agremeent.

                       Coventry Health Care, Inc.
                       6705 Rockledge Drive, Suite 400
                       Bethseda, Maryland 20817
                       Attention:  Chief Financial Officer
                       Facsimile:  (301) 493-0743

            All such notices and communications shall be deemed to have been duly given at the time delivered by hand, when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

            (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


            (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            COVENTRY HEALTH CARE, INC.

                                            By: /s/ Shawn M. Guertin
                                                -------------------------------
                                            Name: Shawn M. Guertin
                                            Title: Chief Financial Officer

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
ABN AMRO INCORPORATED
BANC OF AMERICA SECURITIES LLC
WACHOVIA SECURITIES
BNP PARIBAS
BNY CAPITAL MARKETS, INC.
PIPER JAFFRAY & CO.


By LEHMAN BROTHERS INC.,
           AS AUTHORIZED REPRESENTATIVE

By: /s/ Stephen Mehos
    ----------------------------------
Name: Stephen Mehos
Title: Managing Director